Royalty-Free Intellectual Property Sublicense Agreement

This Royalty-Free Intellectual Property Sublicense Agreement (“Agreement”) is entered into as of October 22, 2026 (the “Effective Date”) by and between SecureTech Innovations, Inc., a Wyoming corporation (“SCTH”), and Qstak Market, LLC (the “JV”). Qstak Holding, LLC (“Q stak”) joins solely to irrevocably consent to the sublicense granted by SCTH and to acknowledge the provisions expressly applicable to Qstak. This Agreement is subordinate to the Exclusive Intellectual Property License Agreement between Qstak and SCTH dated October 22, 2026 (the “Master License”) and becomes effective only when the Master License is effective.

1 Definitions; Nature and Scope of Sublicense

1.1 Sublicensed IP. “Sublicensed IP” means all Licensed Assets, as that term is defined in the Master License, that SCTH from time to time elects in writing to make available to the JV, including the items identified or incorporated in Schedule A and any updates, upgrades, modifications, enhancements, derivative works, improvements, additional rights, or other assets that become Licensed Assets under the Master License and that SCTH makes available to the JV. Schedule A is illustrative of the assets initially made available to the JV and does not limit SCTH’s rights under the Master License. “Licensed Field” has the meaning stated in the Master License. “Licensed Products” means products and services developed, operated, marketed, distributed, licensed, sold, supported, or commercialized by or through the JV using or incorporating Sublicensed IP within the Licensed Field.

1.2 Grant. Subject to the Master License and the terms of this Agreement, SCTH grants the JV a worldwide, nonexclusive, nontransferable sublicense during the Term to use, reproduce, modify, create derivative works from, host, perform, display, distribute, make, have made, import, offer for sale, sell, support, and otherwise exploit the Sublicensed IP solely through and for the business of the JV and solely in connection with Licensed Products. The JV shall owe no separate royalty solely for the sublicense granted under this Agreement; royalties or other continuing payments received from an approved third-party commercial sublicense are governed by Section 1.5. The sublicense is nonexclusive as against SCTH and all other sublicensees or designees of SCTH. SCTH may itself exercise, or authorize any other Person to exercise, any right included within the Sublicensed IP subject only to the limited approval requirements of Section 1.4 for a standalone commercial sublicense to an unaffiliated third party.

1.3 SCTH Control of Scope and Use. SCTH retains exclusive authority, as between SCTH and the JV, to determine which Licensed Assets are made available to the JV, the scope and manner in which the Sublicensed IP may be used, the markets and products for which particular Sublicensed IP may be deployed, and whether any proposed use is within the rights granted under the Master License. SCTH may add to, withdraw, replace, suspend, or restrict particular items of Sublicensed IP by written notice where SCTH reasonably determines such action is necessary or advisable to protect the Licensed Assets, comply with the Master License or Applicable Law, address security or infringement risk, preserve exclusivity, or protect SCTH’s business or contractual rights. Any such action shall not give rise to any payment, ownership, termination fee, or other claim against SCTH.

1.4 Restrictions; Further Sublicensing. The JV may provide ordinary-course access to end users and may use contractors and service providers solely as necessary to operate Licensed Products, provided they are bound by written obligations no less protective of the Sublicensed IP than this Agreement. The JV shall not, without SCTH’s prior written consent, grant any sublicense or other standalone right in the Sublicensed IP; assign, transfer, pledge, encumber, or otherwise dispose of any right in the Sublicensed IP; permit any Person to use the Sublicensed IP other than for the JV’s authorized business; or use the Sublicensed IP to develop or support a competing business outside the JV. Any standalone commercial sublicense by SCTH or the JV to an unaffiliated third party that grants independent rights to commercialize the Sublicensed IP shall require the prior written approval of SCTH and Qstak, which approval shall not be unreasonably withheld, conditioned, or delayed. This approval requirement shall not apply to ordinary-course arrangements with Affiliates, acquirers, financing sources, contractors, service providers, distributors, resellers, customers, or end users that do not grant independent commercialization rights in the Sublicensed IP. No right granted under this Agreement exceeds or diminishes SCTH’s rights under the Master License. SCTH reserves all rights not expressly granted.

1.5 Consideration; No Ownership Rights Created. The sublicense is granted in consideration of the JV's covenants and obligations under this Agreement. The JV owes no separate license fee, running royalty, equity interest, or other payment to SCTH or Qstak solely for this sublicense. Any royalty, license fee, or other continuing payment received for a standalone commercial sublicense approved under Section 1.4 shall be paid to the JV and distributed to its members in accordance with Section 6.1 of the JV’s operating agreement. This sharing does not apply to payments for product sales, services, implementation, integration, hosting, support, maintenance, financing, expense reimbursement, or other amounts not paid specifically for sublicense rights. All license consideration payable or issuable to Q Stak under the Master License, including any SCTH Series B Preferred Stock issued under the Master License, is solely SCTH’s obligation under the Master License and does not create any obligation of the JV or any interest in the JV. Member contributions, capitalization, ownership, governance, voting rights, funding obligations, distributions, and other economic arrangements concerning the JV arise solely under the JV's separately executed governing documents. Nothing in this Agreement grants Q Stak any direct or indirect ownership, voting, governance, management, profit, distribution, or other economic right in the JV except for the limited sublicense approval and payment rights expressly provided in Sections 1.4 and 1.5. Nothing in this Agreement limits any governance or control rights SCTH has under the JV’s governing documents.

2 Ownership; Improvements; Development Control

2.1 Underlying Rights. Qstak retains legal title to the preexisting Q Stak intellectual property to the extent provided in the Master License, subject in all respects to SCTH's exclusive rights under the Master License. Qstak retains ownership of improvements, updates, enhancements, derivative works, and other developments of the Qsstak Licensed Assets to the extent provided in the Master License, and all such developments automatically remain Licensed Assets subject to SCTH’s exclusive rights under the Master License without additional consideration. SCTH retains all right, title, and interest in its independently developed intellectual property and all other rights allocated to SCTH under the Master License. The JV receives only the limited sublicense expressly granted by this Agreement and acquires no ownership interest in the Sublicensed IP.

2.2 JV Modifications and Improvements. All modifications, derivative works, configurations, integrations, enhancements, updates, adaptations, extensions, and improvements to or of the Sublicensed IP that are conceived, created, developed, reduced to practice, or acquired by or for the JV (collectively, “JV Improvements”) shall be owned by Qstak only to the extent they are improvements or derivative works of the Qstak Licensed Assets. Any such Qstak-owned JV Improvements shall automatically become Licensed Assets subject to SCTH’s exclusive rights under the Master License and this Agreement, without additional consideration. Any JV Improvement that is independently developed SCTH or JV technology and is not an improvement or derivative work of the Qstak Licensed Assets shall be owned as otherwise provided in this Agreement or the JV’s governing documents. The JV shall execute, and shall cause its personnel and contractors to execute, all further instruments requested by SCTH to evidence, perfect, record, maintain, or enforce SCTH’s licensed rights in any Qstak-owned JV Improvement and SCTH’s ownership rights in any SCTH-owned technology. The JV shall not challenge or assist any Person in challenging SCTH’s rights in any JV Improvement subject to the Master License or this Agreement.

2.3 Standalone JV Technology. Intellectual property created solely by or for the JV that does not constitute a modification, derivative work, configuration, integration, enhancement, update, adaptation, extension, or improvement of Sublicensed IP and is not developed using SCTH Confidential Information or other SCTH-owned technology (“Standalone JV Technology”) shall be owned as provided in the JV’s governing documents. For clarity, Qstak shall have no ownership interest in Standalone JV Technology solely because it is used with, interoperates with, or is incorporated into a Licensed Product or the Sublicensed IP. To the extent the JV owns any Standalone JV Technology that is used with, interoperates with, is necessary or useful to, or is incorporated into any Licensed Product, the JV grants SCTH a perpetual, irrevocable, worldwide, fully paid, royalty-free, transferable, sublicensable, nonexclusive license to use, reproduce, modify, create derivative works from, host, perform, display, distribute, make, have made, import, offer for sale, sell, support, and otherwise exploit that Standalone JV Technology for any purpose connected with SCTH's exercise of its Master License rights, continuation or transition of Licensed Products, or protection of SCTH's business interests. Such license survives termination of this Agreement.

2.4 Personnel and Contractor Rights. Before any employee, contractor, developer, consultant, or other contributor performs work involving Sublicensed IP or Licensed Products, the JV shall obtain written confidentiality and invention-assignment obligations sufficient to give effect to this Section 2. Upon SCTH's request, the JV shall provide reasonable evidence of compliance and shall cause such Persons to execute confirmatory assignments or other instruments necessary to vest rights in SCTH.

2.5 Development, Branding, and IP Protection. SCTH shall have the right to establish reasonable written requirements concerning architecture, interoperability, cybersecurity, open-source use, material modifications to Sublicensed IP, branding, trademark use, filings or registrations relating to JV Improvements, and protection of the Sublicensed IP. The JV shall not file or prosecute any patent, copyright, trademark, domain-name, or other intellectual-property application that incorporates, claims, is based on, or could impair the Sublicensed IP or SCTH’s rights without SCTH's prior written consent. Use of Qstak marks shall remain subject to the quality-control provisions of the Master License, as administered through SCTH. The JV shall follow SCTH’s written brand and quality directions concerning such marks.

3 Operating Control and Responsibilities

3.1 Operational Responsibilities. The JV is responsible for the lawful day-to-day operation of Licensed Products, customer terms, privacy, data protection, security, support, and the acts and omissions of its personnel, contractors, and service providers. The JV shall operate Licensed Products in a manner consistent with the Master License, this Agreement, Applicable Law, and any reasonable written requirements issued by SCTH concerning protection or authorized use of the Sublicensed IP.

3.2 Reserved SCTH Approval Rights. Without limiting any rights SCTH possesses under the JV’s governing documents, the JV shall obtain SCTH’s prior written approval before: (a) materially changing the architecture or principal functionality of a Licensed Product in a manner affecting Sublicensed IP; (b) making Sublicensed IP available to a material third party other than an ordinary-course customer or approved service provider; (c) entering into any license, distribution, white-label, OEM, strategic alliance, or similar arrangement that grants a third party material rights involving Sublicensed IP provided that a standalone commercial sublicense to an unaffiliated third party is also subject to the limited approval requirements of Section 1.4; (d) introducing open-source or third-party code into Sublicensed IP where the applicable terms could require disclosure, licensing, or distribution of proprietary source code or otherwise impair SCTH's rights; (e) making a material change to security controls applicable to Sublicensed IP; or (f) selling, transferring, discontinuing, or materially restructuring a Licensed Product or material part of the business dependent on Sublicensed IP. These approval rights are contractual conditions on the sublicense and do not by themselves create or alter any formal governance rights under the JV’s organizational documents.

3.3 Security; Access; Incidents. The JV shall maintain commercially reasonable administrative, technical, and physical safeguards, restrict access to Sublicensed IP to Persons with a need to know, maintain access logs and appropriate backup and recovery procedures, and promptly notify SCTH of any actual or suspected material security incident, unauthorized access, loss, disclosure, misappropriation, or compromise involving Sublicensed IP. SCTH may require reasonable remediation measures and may suspend affected access or use until the issue is contained.

3.4 Books, Records, Reporting, and Audit. The JV shall maintain complete and accurate records reasonably sufficient to establish compliance with this Agreement, including records of persons with access to Sublicensed IP, material third-party uses, deployments, material modifications, security incidents, open-source components, and Licensed Products. The JV shall provide SCTH such operational and compliance reports as SCTH reasonably requests. SCTH may, on reasonable notice, inspect relevant records and systems for compliance, not more than twice annually unless SCTH reasonably suspects a breach, security issue, misuse, or other material risk, in which event no frequency limitation applies. Any inspection shall be conducted in a manner designed to minimize unreasonable disruption.

3.5 No Agency; No Authority to Bind SCTH. The JV shall not hold itself out as SCTH's agent and has no authority to bind SCTH, amend the Master License, waive any SCTH right, make any representation or warranty on SCTH’s behalf, or incur any obligation for SCTH without SCTH's express prior written authorization.

4 Confidentiality; Third-Party Rights; Enforcement

4.1 Confidentiality. The JV shall use confidential Sublicensed IP and SCTH Confidential Information solely for authorized purposes, disclose it only to personnel and approved service providers with a need to know who are bound by appropriate written obligations, and protect it using at least commercially reasonable care. Public information, independently developed information, information rightfully received from a third party without duty, and legally compelled disclosure are excluded, provided the JV gives advance notice where legally permitted. Trade secrets shall remain protected for so long as they qualify as trade secrets under applicable law; all other Confidential Information shall remain protected during the Term and for at least five years thereafter.

4.2 Third-Party and Open-Source Rights. The JV shall comply with third-party licenses, restrictions, and open-source obligations applicable to Sublicensed IP that SCTH identifies in writing. The JV shall not take any action that subjects Sublicensed IP, SCTH-owned technology, JV Improvements, or other proprietary code to a copyleft, source-disclosure, patent-retaliation, or other obligation that could impair SCTH's rights without SCTH's prior written approval.

4.3 Enforcement and Infringement Matters. The JV shall promptly notify SCTH of any suspected infringement, misappropriation, unauthorized use, ownership claim, or other violation involving Sublicensed IP or JV Improvements. As between SCTH and the JV, SCTH shall have the sole and exclusive right, but not the obligation, to determine whether and how to investigate, prosecute, defend, settle, or otherwise address such matter, subject to the Master License. The JV shall reasonably cooperate at SCTH's request. The JV shall not send a cease-and-desist letter, file or settle a claim, admit invalidity or noninfringement, grant a covenant not to sue, or otherwise compromise rights in Sublicensed IP or JV Improvements without SCTH’s prior written consent.

5 Warranties; Indemnity; Liability

5.1 SCTH Limited Representation. SCTH represents only that, as of the Effective Date, the Master License is effective and authorizes SCTH to grant the sublicense stated in this Agreement, subject to the limitations and restrictions disclosed under the Master License. Except for the foregoing express representation, the Sublicensed IP is provided to the JV on an AS IS and AS AVAILABLE basis to the maximum extent permitted by law. SCTH does not independently warrant Qstak’s title, performance, commercial success, uninterrupted operation, fitness for a particular purpose, or noninfringement beyond rights or remedies actually available to SCTH under the Master License.

5.2 JV Representations and Covenants. The JV represents, warrants, and covenants that it is duly organized and authorized to enter into this Agreement; will use the Sublicensed IP only as permitted; will not knowingly infringe or misappropriate third-party rights in its operation of Licensed Products; will comply with Applicable Law; and will not take any action that causes SCTH to breach the Master License.

5.3 JV Indemnification. The JV shall defend, indemnify, and hold harmless SCTH, its Affiliates, financing sources, licensors, sublicensees, and their respective officers, directors, employees, agents, successors, and assigns from and against all claims, losses, liabilities, damages, judgments, settlements, penalties, costs, and reasonable attorneys' fees arising out of or relating to: (a) the JV’s breach of this Agreement; (b) operation, marketing, sale, support, or use of Licensed Products by or through the JV; (c) unauthorized modification, disclosure, use, sublicensing, or transfer of Sublicensed IP; (d) acts or omissions of the JV’s personnel, contractors, customers, or service providers to the extent attributable to the JV; (e) violation of law, privacy, data-security, or consumer-protection obligations by the JV; or (f) any claim arising from Standalone JV Technology or other materials supplied by the JV, except in each case to the extent finally determined to have resulted solely from SCTH’s willful misconduct or knowing violation of law.

5.4 Pass-Through of Master License Remedies. SCTH may, in its sole discretion and subject to the Master License, pursue or pass through for the JV’s benefit any warranty, indemnity, defense, or other remedy that SCTH has against Qstak to the extent applicable to a claim affecting the JV. SCTH has no obligation to advance funds, commence litigation, compromise its own rights, or guarantee Qstak’s performance, and no failure by Qstak shall create independent liability of SCTH to the JV.

5.5 Limitation of SCTH Liability. To the maximum extent permitted by law, SCTH shall not be liable to the JV for indirect, incidental, consequential, special, exemplary, punitive, or multiplied damages, including lost profits, lost revenue, loss of business opportunity, diminution in value, or loss of data, arising out of or relating to this Agreement. The foregoing exclusion shall not apply to liability to the extent finally determined by a court of competent jurisdiction to result from SCTH’s fraud, gross negligence, willful misconduct, or breach of a fiduciary duty that cannot lawfully be waived or limited by contract. Nothing in this Section expands or creates any fiduciary duty that does not otherwise exist under Applicable Law or the JV’s governing documents. For the avoidance of doubt, this Section limits categories of recoverable damages but does not impose a nominal or fixed-dollar cap on SCTH’s liability for direct damages.

6 Term; Suspension; Termination; Effect

6.1 Term. The Term begins on the Effective Date and continues only while SCTH holds the applicable rights under the Master License, unless earlier suspended or terminated under this Agreement. The continuation of the Master License does not obligate SCTH to continue this sublicense.

6.2 SCTH Suspension and Termination Rights. SCTH may suspend some or all access to or use of Sublicensed IP immediately upon written notice if SCTH reasonably determines that continued use presents a security, infringement, legal, regulatory, reputational, contractual, or material business risk; threatens the Sublicensed IP; or could cause SCTH to breach the Master License. SCTH may terminate this Agreement, in whole or in part: (a) for the JV’s material breach that remains uncured ten (10) Business Days after notice; (b) immediately for unauthorized sublicensing or transfer, misuse or misappropriation of Sublicensed IP, material security breach, fraud, willful misconduct, insolvency, dissolution, cessation of material business operations, or conduct that threatens SCTH’s rights under the Master License; or (c) for convenience upon thirty (30) days’ written notice. SCTH’s exercise of any suspension or termination right under this Agreement shall not itself constitute a breach of any JV governing document unless expressly stated otherwise in that document.

6.3 JV Termination. The JV may terminate this Agreement on ninety (90) days’ prior written notice, provided termination does not relieve the JV of accrued obligations or obligations intended to survive. The JV has no right to terminate the Master License or impair SCTH's rights thereunder.

6.4 Effect of Master License Changes. This sublicense automatically narrows, suspends, or ends only to the extent necessary if SCTH’s corresponding right under the Master License lawfully narrows, suspends, or ends. If SCTH retains the applicable Master License rights, including any rights that survive a breach, bankruptcy, rejection, or termination of the Master License, this sublicense does not automatically terminate; SCTH alone may determine whether and to what extent the JV may continue exercising rights under this Agreement. The JV acquires no direct license from Qstak by reason of termination, expiration, rejection, or other change in the Master License.

6.5 Effect of Termination. Upon expiration or termination, the JV shall immediately cease all use of Sublicensed IP except to the extent SCTH expressly authorizes a written transition or customer wind-down. Any wind-down right is subject to SCTH’s scope, conditions, security requirements, and termination right and may not exceed the corresponding rights SCTH holds under the Master License. At SCTH's election, the JV shall return or destroy confidential copies of Sublicensed IP, except archival copies required by law. Termination does not affect SCTH's ownership of JV Improvements, SCTH’s license to Standalone JV Technology, accrued rights, confidentiality, indemnification, audit rights, enforcement rights, limitations of liability, or provisions intended by their nature to survive.

7 General Terms

7.1 Relationship to Master License; Priority. This Agreement is subordinate to and shall be interpreted consistently with the Master License. Nothing in this Agreement, including Qstak’s execution, consent, acknowledgment, or performance hereunder, shall amend, modify, waive, diminish, condition, restrict, impair, or otherwise affect any right, remedy, protection, discretion, authority, or control of SCTH under the Master License. If a provision of this Agreement conflicts with the Master License, the Master License controls solely to the extent necessary to preserve SCTH’s rights and obligations under the Master License; otherwise, as between SCTH and the JV, the provision that affords SCTH the greater protection or control over the Sublicensed IP shall govern. Any ambiguity shall be resolved, to the maximum extent permitted by law, in a manner that preserves SCTH's rights under the Master License and does not enlarge Qstak’s rights or remedies beyond those expressly provided in the Master License.

7.2 Qstak Consent and Limited Sublicense Approval Rights. Qstak irrevocably consents to this sublicense as contemplated by the Master License and acknowledges SCTH's exclusive right, as between Qstak and SCTH, to administer, interpret, modify, suspend, restrict, and terminate this sublicense in accordance with this Agreement and the Master License. Qstak is not a party to the economic or governance arrangements between SCTH and the JV and has no approval, consent, voting, management, operational, or veto right with respect to the JV or this Agreement, except for the limited approval right expressly provided in Section 1.4 with respect to a standalone commercial sublicense to an unaffiliated third party. No amendment between SCTH and the JV requires Qstak’s consent so long as the amendment does not purport to grant rights in Qstak intellectual property broader than SCTH is then authorized to grant under the Master License or alter Qstak’s express rights under Sections 1.4 or 1.5. Qstak shall execute any further consent, acknowledgment, confirmatory instrument, or other document reasonably requested by SCTH to evidence, perfect, preserve, protect, or enforce this sublicense, without additional consideration.

7.3 Limited Status and No Independent Qstak Enforcement Rights. Qstak joins this Agreement solely for the limited purposes expressly stated herein. Any rights Qstak may have as a holder of SCTH Series B Preferred Stock or any Series A Preferred Stock arise solely under SCTH’s articles of incorporation, applicable certificates of designation, and the Master License, and do not give Qstak any rights in the JV or under this Agreement. Except for provisions that expressly impose an obligation on Qstak or preserve an express right of Qstak under the Master License, or the limited rights expressly provided in Sections 1.4 and 1.5, Q stak shall have no independent claim, cause of action, approval right, consent right, enforcement right, remedy, or third-party-beneficiary right under this Agreement against SCTH, the JV, or any of their Affiliates, owners, directors, officers, employees, contractors, customers, financing sources, successors, or assigns. Qstak may not rely on this Agreement to expand, accelerate, or otherwise modify any right or remedy it has under the Master License.

7.4 No Direct Dealing with JV. Without SCTH’s prior written consent, Qstak shall not directly or indirectly grant, offer, negotiate, promise, amend, waive, terminate, or purport to grant, amend, waive, or terminate any license, sublicense, consent, covenant, authorization, settlement, or other right or arrangement relating to any Licensed Asset or Sublicensed IP with the JV or on the JV’s behalf. Qstak shall not enter into any agreement or arrangement with the JV that conflicts with, bypasses, diminishes, or could reasonably impair SCTH's rights, control, economics, or contractual position under the Master License, this Agreement, or the JV's governing documents. Any purported action in violation of this Section is ineffective as against SCTH to the fullest extent permitted by law. Nothing in this Section prevents Qstak from exercising the limited approval right in Section 1.4 through a written response directed to SCTH, but that right does not authorize Qstak to negotiate directly with the JV or any proposed sublicensee on SCTH’s behalf.

7.5 Qstak Non-Interference. Qstak shall not, directly or indirectly, interfere with, challenge, impair, condition, restrict, suspend, terminate, circumvent, or attempt to circumvent SCTH's administration of this Agreement or the JV’s exercise of rights expressly authorized by SCTH under this Agreement. Q Stak shall not communicate any purported instruction, restriction, suspension, termination, or modification of rights under the Sublicensed IP directly to the JV or any JV customer, contractor, service provider, financing source, or other business counterparty except through SCTH or with SCTH’s prior written consent. Nothing in this Section prevents Qstak from asserting directly against SCTH an express right or remedy available to Qstak under the Master License. For clarity, Qstak’s exercise in good faith of the limited approval right expressly provided in Section 1.4 shall not expand Qstak’s control over the JV, the Master License, or SCTH’s ordinary-course commercialization activities.

7.6 Assignment. SCTH may assign, delegate, transfer, pledge, or otherwise dispose of this Agreement or any right hereunder, in whole or in part, without the JV’s or Qstak’s consent, to any Person to whom SCTH may assign or sublicense corresponding rights under the Master License, including an Affiliate, financing source, successor, acquirer, or transferee of all or any material portion of SCTH’s interest in the Licensed Business or the JV. The JV may not assign, delegate, transfer, pledge, encumber, or otherwise dispose of this Agreement or any right hereunder without SCTH’s prior written consent. Any prohibited transaction is void as against SCTH.

7.7 Governing Law; Forum. Wyoming law governs without regard to conflict-of-law rules. At SCTH’s election, any action arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in Wyoming or in the jurisdiction of SCTH’s then-current principal place of business. The JV and Qstak irrevocably submit to the jurisdiction and venue of the forum selected by SCTH and waive objections based on venue, forum non conveniens, or similar grounds.

7.8 Notices. Notices must be sent to the addresses and emails stated in Schedule B in the manner specified in the Master License, unless SCTH establishes another reasonable notice procedure in writing for notices between SCTH and the JV.

7.9 Amendments; Waivers. Amendments between SCTH and the JV require a writing signed by SCTH and the JV. Qstak’s signature or consent is required only to the extent an amendment would modify Qstak’s express approval or payment rights under Sections 1.4 or 1.5 or grant rights in Qstak intellectual property broader than SCTH is authorized to grant under the Master License. No waiver by SCTH is continuing unless expressly stated in writing, and no delay or failure by SCTH to exercise a right constitutes a waiver.

7.10 Independent Entities; Governance Documents. SCTH and the JV are separate legal entities. Nothing in this Agreement itself creates a partnership, fiduciary relationship, agency, or formal management right not otherwise existing under the JV’s governing documents. The contractual approval, suspension, termination, ownership, audit, and other protections granted to SCTH under this Agreement are conditions on the sublicense and are in addition to, and do not limit, SCTH's rights under the JV’s governing documents.

7.11 Further Assurances. The JV and Qstak shall, at no additional charge to SCTH, execute and deliver such further assignments, consents, acknowledgments, access authorizations, recordable instruments, and other documents, and take such further actions, as SCTH reasonably requests to effectuate, evidence, perfect, record, preserve, protect, maintain, or enforce SCTH’s rights under this Agreement, the sublicense, or the Master License. This obligation is continuing and survives the Effective Date, performance, expiration, and termination to the extent necessary to preserve surviving rights.

7.12 Entire Agreement; Severability; Counterparts. This Agreement and Schedules A and B constitute the entire agreement between SCTH and the JV solely with respect to the sublicense of the Sublicensed IP, subject always to the Master License and the JV’s separate governing documents with respect to ownership and governance matters. If any provision is unenforceable, it shall be enforced to the maximum extent permitted and the remaining provisions shall remain effective. Counterparts and electronic signatures are effective as originals.

Signatures

SECURETECH INNOVATIONS INC.
By: ______________________________
Name: J. Scott Sitra
Title: President and Chief Executive Officer
Date: _____________________________

QSTAK MARKET, LLC
By: ______________________________
Name: J. Scott Sitra
Title: Manager
Date: _____________________________

QSTAK HOLDING, LLC

(limited consent, acknowledgment, and covenants only)
By: ______________________________
Name: Ricky Weiner
Title: General Manager
Date: _____________________________

Schedule A - Sublicensed IP

The Sublicensed IP initially consists of those Licensed Assets under the Master License that SCTH identifies or makes available to the JV in writing from time to time. SCTH may supplement, revise, replace, withdraw, suspend, or restrict items on this Schedule in accordance with Section 1.3. The absence of an item from this Schedule does not limit SCTH’s rights under the Master License or require SCTH to make that item available to the JV.

Schedule B - Notices

SCTH address and email: 2355 Highway 36 West, Suite 400, Roseville, MN 55113; ssitra@securetechinnovations.com.

JV address and email: 2355 Highway 36 West, Suite 400, Roseville, MN 55113; ssitra@securetechinnovations.com.

Q Stak address and email for consent notices: 3101 Highway 421, Suite A, Bristol, TN 37620; rcw@qstakchain.com.